UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2021 (January 6, 2021)

CurAegis Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Linden Oaks Rochester, New York		14625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

This Current Report on Form 8-K of CurAegis Technologies, Inc. (the "Company”) reports that on January 6, 2021, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc., a New York corporation and subsidiary of Power Up Lending Group Ltd. ("GRR"), pursuant to which GRR purchased a convertible promissory note of the Company in the principal amount of $35,000 (the "Note"). The Note has a one-year term and bears interest at 8%, with any interest or principal not paid when due earning 22% interest. The Note is convertible into the Company's common stock at a conversion price of 65% of the lowest per share closing price during the 20 days prior to conversion, with a limitation on conversion prohibiting the conversion of any portion of the Note that would result in beneficial ownership by GRR of more than 4.99% of the Company's issued and outstanding common stock, other than shares which may be deemed beneficially owned by GRR through ownership of the unconverted portion of the Note or any other security of the Company that is subject to an analogous limitation on conversion or exercise. Under the securities purchase agreement, for so long as the Note is outstanding, the Company may not, without GRR's consent, sell any significant portion of its assets outside the ordinary course of business in a transaction that would render the Company a shell company under the Securities Act.

The Note is included in a private placement exempt from registration under the Securities Act and Rule 506 thereunder. GRR is an accredited investor. Neither the Note nor the shares of common stock to be issued upon conversion of the Note will be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer for the sale of any securities. The descriptions of the Note and the securities purchase agreement pursuant to which the Note was offered are qualified in their entirety by reference to the securities purchase agreement and the Note, copies of which are attached as Exhibits 4.1 and 4.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

4.1	Form of Securities Purchase Agreement

4.2	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CurAegis Technologies, Inc.

January 11, 2021	By:	/s/ James R. Donnelly
James R. Donnelly
Chief Executive Officer